UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

The Company filed a Form 8-K on February 23, 2005 with respect to actions taken by the Company's Compensation and Management Development Committee (the "Compensation Committee") on February 16, 2005 with respect to compensation of the named executive officers of the Company as determined as of December 31, 2004 (the "named executive officers") other than the President and Chief Executive Officer of the Company. On March 29, 2005 the Compensation Committee took further action with respect to the Long Term Incentive Grants approved at the February 16, 2005 meeting to specify the effect of termination of employment on such Long Term Incentive Grants. This amended Form 8-K amends the information on the Long-Term Incentive Grants set forth in the February 23, 2005 Form 8-K to include such effect of termination of employment and to make certain technical corrections.

A.

Executive Compensation. On February 16, 2005 and March 29, 2005, the Compensation Committee took the following actions with respect to the named executive officers other than the President and Chief Executive Officer of the Company.

1.

Long-Term Incentive Grants. Each of the awards described below was made pursuant to, and is governed by, the terms of the Barnes Group Inc. Stock and Incentive Award Plan, which has been approved by the Company's stockholders.

	Long Term Incentive Grants[1]
	Restricted Stock Units	Performance Share Units	Stock Options

J.R. Arrington Senior Vice President, Human Resources	6,000	6,000	10,000

W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	6,750	6,750	12,000

S.S. Gates Senior Vice President, General Counsel and Secretary	6,000	6,000	10,000

G.F. Milzcik Vice President, Barnes Group Inc. and President, Associated Spring	6,750	6,750	12,000
1The Long-Term Incentive Grants for Mr. E.M. Carpenter, President and Chief Executive Officer, were not determined at the February 16, 2005 meeting of the Compensation Committee.

Restricted Stock Units
Each restricted stock unit award entitles the holder to receive, without payment to the Company, the number of shares of the Company's Common Stock, par value $.01 (the "Common Stock") equal to the number of restricted stock units that become vested and to receive dividend equivalents on the restricted stock units determined by multiplying the number of restricted stock units by the dividend per share paid on the Common Stock on each date on which a dividend is paid to the holders of Common Stock. The restricted stock units vest 33.34% on August 16, 2007 and 33.33% on each of August 16, 2008 and August 16, 2009; provided, that upon a change in control of the Company, all of the restricted stock units shall vest.

The restricted stock units become non-forfeitable in the event the holder retires on or after February 16, 2007; provided, that the holder is at least 62 years old and has at least five years of service (a "Qualified Retirement") and executes a covenant not to compete and release of claims.

The restricted stock units will be accelerated and become payable upon termination of the holder due to the holder's death or disability or upon a change in control of the Company. In the event of the holder's voluntary termination or involuntary termination without cause, the unvested portion of the restricted stock units shall be forfeited. In the event of a termination for cause, the restricted stock units shall be forfeited.

Performance Share Awards
The performance share awards are to be earned as follows: 33.34% for fiscal year 2005 and 33.33% for each of fiscal years 2006 and 2007, upon attainment, in the case of Mr. Arrington, Mr. Denninger, and Ms. Gates, of designated earnings per share and, in the case of Mr. Milzcik, designated operating unit profitability; provided, that upon a change in control of the Company, all of the performance share awards shall be deemed to be earned.

In the event of a voluntary termination, involuntary termination with or without cause or a Qualified Retirement, the holder shall forfeit all unearned performance share awards. In the event of termination due to death or disability, any performance share awards earned in the year of such termination shall be paid and the reminder shall be forfeited.

On March 1 of each year following the year in which the performance share awards are earned, the number of shares of Common Stock, equal to the number of earned awards will be delivered to the named executive officers. Dividend equivalents on all earned performance share awards will be paid based upon dividends paid on outstanding shares of Common Stock.

Stock Options
Each of the stock options shall vest at the rate of 33.34% on August 16, 2006 and 33.33% on each of August 16, 2007 and August 16, 2008. The exercise price of each stock option is $25.23, the fair market value of a share of the Common Stock on the date of the grant, determined in accordance with the Barnes Group Inc. Stock and Incentive Award Plan.

In the event of a termination due to death, disability or a change in control of the Company, the stock options will become exercisable in full. In the event of a death or disability termination, the stock options may be exercised within one year of such termination.

In the event of an involuntary termination without cause, unvested stock options shall be forfeited and the holder shall have one year to exercise vested stock options. In the event of an involuntary termination for cause all stock options are forfeited. In the event of a voluntary termination, unvested stock options shall be forfeited and vested options shall terminate as of the last day of employment.

In the event of a Qualified Retirement on or after February 16, 2006, so long as the holder executes a covenant not to compete, stock options shall continue to vest as scheduled. If the holder does not execute such covenant, unvested stock options shall be forfeited. If the holder also executes a release of claims, the holder shall have five years from the retirement date to exercise vested stock options. If the holder does not execute such release, the holder shall have one year to exercise vested stock options.

Other action
With respect to performance share units granted to Mr. E.M. Carpenter in 2003 and 2004 that are to be earned in 2004, 2005 and 2006 upon attainment of targeted earnings per share levels, the Compensation Committee determined that 75% of the shares available to be earned for fiscal 2004, 18,750 shares, had been earned.

2.	Salary
The Compensation Committee approved the following with respect to the named executive officers.

Salary
New Salary

J.R. Arrington Senior Vice President, Human Resources	$311,000

E.M. Carpenter President and Chief Executive Officer	$785,000

W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	$370,000

S.S. Gates Senior Vice President, General Counsel and Secretary	$317,000

G.F. Milzcik Vice President, Barnes Group Inc. and President, Associated Spring	$370,000

3.	Bonus Awards

The Compensation Committee granted the following cash bonuses pursuant to the Company's Performance-Linked Bonus Plan for Selected Executive Officers ("PLBP") to the named executive officers. The grants were based on, in the case of Mr. Arrington, Mr. Denninger, and Ms. Gates, target 2004 revenue and earnings per share levels and, in the case of Mr. Milzcik, target 2004 operating group revenue and profitability set on February 11, 2004 by the Compensation Committee.

Bonus Awards

J.R. Arrington Senior Vice President, Human Resources	$136,425

E.M. Carpenter President and Chief Executive Officer	$572,229

W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	$174,321

S.S. Gates Senior Vice President, General Counsel and Secretary	$138,699

G.F. Milzcik Vice President, Barnes Group Inc. and President, Associated Spring	$485,899

The Compensation Committee also established target revenue and earnings per share amounts with respect to bonus payouts under the PLBP for fiscal year 2005.
B.	Director Compensation

On February 17, 2005, the Compensation Committee approved a grant to each of the directors other than Mr. E.M. Carpenter of 2,000 restricted stock units under the Barnes Group Inc. Stock and Incentive Award Plan. These restricted stock units vest as follows: 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The restricted stock units immediately vest in full in the event of a change in control or the Director's death, disability or retirement from the Board of Directors at the annual meeting of stockholders following his or her attainment of age 70. Dividend equivalents equal to the dividend per share are paid on each restricted stock unit on each dividend payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2005	BARNES GROUP INC.
(Registrant)

By: /s/ SIGNE S. GATES

Signe S. Gates Senior Vice President, General Counsel and Secretary